                                 EXHIBIT 15




KPMG PEAT MARWICK LLP
Certified Public Accountants
303 Peachtree Street, N.E.
Suite 2000                                      Telephone:  404-222-3000
Atlanta, Georgia 30308                          Telefax:    404-222-3050





The Board of Directors
AFLAC Incorporated
Columbus, Georgia

Re:  Registration Statement Form S-8

Ladies and Gentlemen:

     With respect to the subject registration statement, we acknowledge our awareness of the use therein of our reports dated May 4, 1998, July 27, 1998 and October 26, 1998 related to our reviews of interim financial information.

     Pursuant to Rule 436(c) under the Securities Act of 1933, such reports are not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.

                                          Very truly yours,


                                           /s/ KPMG Peat Marwick LLP
                                          ------------------------------
                                             KPMG Peat Marwick LLP


Atlanta, Georgia
December 18, 1998